Exhibit 10.17

LIFELOCK, INC.

[NON-QUALIFIED] [INCENTIVE] STOCK OPTION AGREEMENT

FOR

Agreement

1. Grant of Option. LifeLock, Inc., a Delaware corporation (the “Company”), hereby grants, as of             , 20     (“Date of Grant”), to                      (the “Optionee”) an option (the “Option”) to purchase                  shares of the Company’s common stock, $0.001 par value per share (the “Shares”), at an exercise price per share equal to $         (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this [Non-Qualified] [Incentive] Stock Option Agreement (the “Agreement”). The Option is being granted pursuant to the Company’s 2012 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Option is a [Non-Qualified] [Incentive] Stock Option, and not an [Incentive] [Non-Qualified] Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Section 6 or Section 9 of this Agreement, or in the Plan, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has vested and become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, for the exercisable portions at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date
%
%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice to the Secretary of the Company, in any form as the Company may require from time to time, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check, (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than (i) by the Company or a Related Entity for Cause, (ii) by reason of a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (iii) by reason of the death of the Optionee;

(b) immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(c) 12 months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(d) 12 months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or

(e) the tenth anniversary of the date as of which the Option is granted.

7. Transferability. The Option granted hereby may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party, or assigned or transferred by the Optionee otherwise than as set forth in the Plan. Upon any attempt to transfer, assign, negotiate, pledge, or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment, or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9. Acceleration of Exercisability of Option. Notwithstanding anything to the contrary in this Agreement, in the event that (a) there is a “Change in Control” (as defined in Section 9 of the Plan) that occurs prior to the termination of the Option pursuant to Section 6 hereof, and (b) during the period

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beginning on the date of such Change in Control and ending 12 months following such Change in Control, the Company terminates the Optionee’s employment other than for Cause, then the Option shall be accelerated so that     % of the number of Shares subject to the Option not already vested pursuant to Section 3 hereof as of the date of such termination shall become vested and immediately exercisable.

10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the state of Delaware (without reference to the conflict of laws rules or principles thereof).

12. [Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.]

13. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 60 E. Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15. Section 409A.

(a) It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the Fair Market Value of a Share on the Date of Grant and the number of shares subject to the Option is fixed on the original Date of Grant, (ii) the transfer or exercise of the Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed, or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption, or

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substitution, conversion, or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee may (acting alone and without any required consent of the Optionee) amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending the Agreement to increase the Exercise Price to such amount as may be required in order for the Option to be exempt from Section 409A).

(b) Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the      day of         , 20    .

COMPANY:

LIFELOCK, INC.

By:
Todd Davis, Chairman and Chief Executive Officer

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: , 20	OPTIONEE:

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LIFELOCK, INC.

RESTRICTED STOCK UNIT AGREEMENT

FOR

1. Award of Restricted Stock Units. LifeLock, Inc., a Delaware corporation (the “Company”) hereby grants, as of             , 20     (“Date of Grant”), to                      (the “Recipient”),                  Restricted Stock Units (collectively the “Restricted Stock Units”). The Restricted Stock Units shall be subject to the terms, provisions, and restrictions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2012 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any shares of the Company’s common stock, par value $0.001 per share (“Shares”) (or any other securities of the Company pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of Restricted Stock Units.

(a) General Vesting. Except as otherwise provided in Section 2(b), the Restricted Stock Units shall become vested in the following amounts, at the following times, and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Percentage of Restricted Stock Units	Vesting Date
%
%

There shall be no proportionate or partial vesting of Restricted Stock Units in the periods prior to each Vesting Date, and except as otherwise provided in Section 2(b) hereof, all vesting of Restricted Stock Units shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting of Restricted Stock Units. Notwithstanding anything to the contrary in this Agreement, in the event that (i) there is a “Change in Control” (as defined in Section 9 of the Plan) that occurs prior to the date on which the Restricted Stock Units become fully vested, and (ii) during the period beginning on the date of such Change in Control and ending 12 months following such Change in Control, the Company terminates the Recipient’s employment other than for Cause, then     % of the Restricted Stock Units not already vested pursuant to Section 2(a) hereof as of the date of such termination shall become vested.

3. Forfeiture of Non-Vested Units. If the Recipient’s Continuous Service is terminated for any reason, any Restricted Stock Units that are not vested, and that do not become vested pursuant to Section 2(b) hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Restricted Stock Units pursuant to this Section 3.

4. Delivery of Vested Restricted Stock Units. The Company shall deliver to the Recipient one Share for each vested Restricted Stock Unit awarded hereunder within 30 days following the date on which the portion of the Restricted Stock Units to which the distribution relates becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which the Restricted Stock Units to which the distribution relates become vested).

5. Rights with Respect to Restricted Stock Units.

(a) No Rights as Stockholder Until Delivery. Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits, or entitlements with respect to the Shares corresponding to the Restricted Stock Units unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered). On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the certificate of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b) Adjustments to Shares. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any Restricted Stock Units, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of such shares of Common Stock, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the Restricted Stock Units then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock Units awarded hereunder, shall not affect in any manner the right, power, or authority of the Company or any Related Entity to make, authorize, or consummate: (i) any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any Related Entity’s capital structure or its business; (ii) any merger, consolidation, or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue, or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the Restricted Stock Units and/or that would include, have, or possess other rights, benefits, and/or preferences superior to those that such Shares include, have, or possess, or any warrants, options, or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer, or assignment of all or any part of the stock, assets, or business of the Company or any Related Entity; or (vi) any other corporate transaction, act, or proceeding (whether of a similar character or otherwise).

(d) Dividend Equivalents. The Recipient shall receive Dividend Equivalents in the form of additional Restricted Stock Units or fractional Restricted Stock Units each time a dividend or other distribution is paid on the Company’s shares of Common Stock. The number of Restricted Stock Units awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of Restricted Stock Units held by the Recipient pursuant to this Agreement as of the dividend payment date by the amount of the dividend per share of Common Stock and (ii) dividing the product so determined by the Fair Market Value of the share of Common Stock on the dividend payment date. The number of Restricted Stock Units awarded for a stock dividend shall be determined by multiplying the number of Restricted Stock Units held by the Recipient pursuant to this Agreement as of the dividend payment date by the number of additional shares of Common Stock actually paid as a dividend per share of Common Stock. Any additional Restricted Stock Units awarded pursuant to this Section 5(d) shall be awarded effective the day following the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the Restricted Stock Units to which they relate, and shall be distributed on the same payment date referred to in Section 4 herein as the Restricted Stock Units to which they relate.

6. Transferability. The Restricted Stock Units are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Recipient. Any attempt to effect a Transfer of any Restricted Stock Units prior to the date on which the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters.

(a) Withholding. As a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any Shares) hereunder, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local, or foreign taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such Restricted Stock Units. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such Shares.

(b) Satisfaction of Withholding Requirements. The Recipient may satisfy the withholding requirements with respect to the Restricted Stock Units pursuant to any one or combination of the following methods:

(i) payment in cash; or

(ii) if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held shares of Common Stock which have a Fair Market Value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Recipient pursuant to this Agreement, which have a Fair Market Value equal to the required withholding amount. The Recipient may surrender shares of Common Stock either by attestation or by delivery of a certificate or certificates for shares of Common Stock duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

(c) Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local, and foreign income tax consequences) with respect to the Restricted Stock Units (including without limitation the grant, vesting, and/or delivery of Shares in settlement thereof) are the sole responsibility of the Recipient. The Recipient shall consult with her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding, and payment (or tax liability) obligations.

8. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. This Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and her heirs and legal representatives and on the successors and assigns of the Company.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock Units hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements, or arrangements, and any such plans, agreements, and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or under any applicable law, rule, or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Delaware (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Recipient accepts this award of Restricted Stock Units subject to all of the terms, provisions, and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

(g) Headings. Section, paragraph, and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 60 E. Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Compliance with Section 409A.

(i) General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement are exempt from the requirements of Section 409A of the Code (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right is not exempt from Section 409A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with, or are exempt from, the requirements of Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

(ii) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Agreement or the shares associated with such Units are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(iii) No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(iv) Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the      day of         , 20    .

COMPANY:

LIFELOCK, INC.

By:
Todd Davis, Chairman and Chief Executive Officer

The Recipient acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this award of Restricted Stock Units subject to all of the terms and provisions of the Plan and this Agreement. The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: , 20	RECIPIENT: